UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4045 Sheridan Avenue, Suite 239 Miami, FL	33140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 5, 2018 (“Closing Date”), Vera Acquisition LLC, a Utah limited liability company (“Vera”), Biotech Product Services and Research Inc., a Nevada corporation (“Registrant”), Albert Mitrani, Ian T. Bothwell, Maria Mitrani, Bruce Werber and Terrell Suddarth, stockholders and officers of the Registrant (collectively, the “Controlling Stockholders”), Anu Life Sciences, Inc. (“ANU”), a Florida corporation and wholly owned subsidiary of the Registrant, and General Surgical Florida, Inc., a Florida corporation and wholly owned subsidiary of the Registrant (“GSF”), executed an Asset Purchase Agreement (“Purchase Agreement”) pursuant to which ANU sold or transferred to Vera its right, title and interest in certain tangible and other assets associated with its manufacturing operations, including, prepaid expenses, raw and finished goods inventory, a long term lease for ANU’s laboratory facility in Sunrise, Florida (including associated security deposits), furniture and equipment, and certain intellectual property rights, and GSF assigned its rights to certain third-party distribution agreements between GSF and distributors of products manufactured by ANU (“Sold Assets”) in exchange for a cash payment of $950,000 and execution of a long term distribution agreement with the Registrant (“BPSR Distribution Agreement”) which provides BPSR certain exclusive and non-exclusive rights to distribute future products to be manufactured by Vera, including products that were developed and produced by ANU prior to the Closing Date and additional products that may be developed and produced by Vera in the future (“Transaction”). In connection with the Transaction, Vera received credit for $100,000 previously paid to ANU for prepaid product supply which was not yet delivered to Vera as of the Closing date. In addition, in connection with the Transaction, Vera executed employment agreements with Dr. Bruce Werber and Mr. Terrell Suddarth, the Registrant’s Chief Operating Officer and Chief Technology Officer, respectively, upon the Closing of the Transaction, under terms and conditions mutually agreed to among the respective parties, and Dr. Werber and Mr. Suddarth each provided their immediate resignations of all their respective executive and Board of Director positions held with the Registrant and/or any of the Registrant’s subsidiaries.

ANU and GSF retained all cash on hand as of the Closing Date and GSF retained all accounts receivable existing at the Closing Date, the trademark and trademark rights for the name “Organicell” and trademark rights for “Frozen Facelift,” and certain agreements between GSF and distributors of the ANU products that GSF intends to continue to supply after the Closing Date pursuant to the BPSR Distribution Agreement. After the completion of the Transaction, the Registrant will still be in the business of selling and distributing regenerative biologic therapies based on amnion placental tissue derived products to doctors and hospitals but will now rely on the BPSR Distribution agreement, rather than from products manufactured internally by ANU, for the supply of these advanced biologically processed cellular and tissue based products, including those same products previously produced by ANU and newly developed products that may become available from Vera in the future. The term of the Distribution Agreement commenced on the Closing Date and continues for a term of three (3) years (the “Initial Term”). Thereafter, the Distribution Agreement shall automatically renew for additional one (1) year periods (each a “Renewal Term,” and collectively with the Initial Term, the “Term”); provided, that, during the one (1) year period immediately prior to the commencement of each such Renewal Term, Distributor shall have met the Minimum Requirements, subject to earlier termination by either party upon the other party’s declaration of bankruptcy, material breach that remains uncured after 30 days’ notice, any governmental authority determines that substantially all of the Products need FDA approval, claim of patent infringement by a third party.

The Purchase Agreement required that the cash proceeds at Closing be used to satisfy and extinguish the outstanding debt obligations related to the Registrant’s 10% Original Issue Discount Secured Convertible Promissory Note, dated March 29, 2017, totaling approximately $762,477, which were secured by a first priority lien on all of the Registrants assets1, including the Sold Assets, and to be used to pay all of ANU’s remaining trade accounts payable outstanding as of the Closing Date. In addition, the Purchase Agreement required ANU to fund the placental donor tissue costs that will be required by Vera to process additional product subsequent to the Closing to replace the shortfall of the actual inventory product amounts as of the Closing Date and the specified inventory quantities provided for in the Purchase Agreement. The Purchase Agreement also required ANU to escrow $47,500 (or 5%) of the cash purchase price and for GSF to escrow $47,500 of accounts receivable existing as of the Closing Date for a period of 90 days subsequent to the Closing Date to cover pre-closing related liabilities of ANU that were not identified as of the Closing Date, if any, and other obligations of ANU associated with the Purchase Agreement. The Purchase Agreement also required the Registrant to indemnify Vera for future claims made against Vera related to activities of ANU occurring prior to the Closing Date and for the Registrant, each of Mr. Albert Mitrani, Ms. Maria Mitrani and Mr. Ian Bothwell, the Registrant’s Chief Executive Officer, Chief Science Officer and Chief Financial Officer, respectively, agreed to non-compete with Vera activities in the future other than in performance of the BPSR Distribution Agreement. ANU received approximately $40,022 of the cash purchase price at closing.

1 The Registrant filed a Current Report on Form 8-K on April 3, 2017, therein disclosing the terms of that certain Securities Purchase Agreement and 10% Original Issue Discount Secured Convertible Promissory Note and filed copies of such documents as exhibits thereto.

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As described earlier, in connection with the Transaction, Vera arranged for the employment of Dr. Werber and Mr. Suddarth, the Registrant’s Chief Operating Officer and Chief Technology Officer, respectively, effective upon the consummation of the Transaction on the Closing Date. In connection with such employment, Dr. Werber and Mr. Suddarth each entered into a Separation and General Release Agreement with the Registrant effective upon the closing of the Transaction which provided for their immediate resignation from positions with the Registrant and any of the Registrant’s subsidiaries, and settlement of all obligations of each party to the other pursuant to the respective employment agreements, including the release of all rights the Registrant may have held in any intellectual property of Dr. Werber and Ms. Suddarth and any non-compete restrictions. In connection with such releases, each Dr. Werber and Mr. Suddarth agreed to forfeit all warrants previously granted and outstanding (a total of 77,150,000 warrants to purchase shares of common stock of the Registrant), forfeit any and all accrued and unpaid amounts owing under the employment agreements for past due wages, benefits, severance obligations, unreimbursed expenses and any other obligations owing to one another as of the Closing Date in exchange for a grant of 7,500,000 unregistered shares of common stock of the Registrant to each of Dr. Werber and Mr. Suddarth.

The Board of Directors of the Registrant and ANU made the decision to sell the assets comprising the manufacturing operations operated by ANU based on; (1) Vera agreeing to provide the Registrant with the BPSR Distribution Agreement that provides BPSR with supply of all of the same products that were previously produced by ANU under terms that will allow BPSR the ability to realize improved operating cash flow based on projected sales levels, and (2) the ability for the Registrant to mitigate the substantial ongoing operating risks associated with the operations of the manufacturing facility, including (a) the lack of adequate working capital which has prevented the ability of the Registrant to pay wages to any of its key executives since November 2016, and the looming realization that their services would not remain indefinitely without additional funding, (b) the lack of working capital which has prevented the ability of the Registrant to hire additional sales and manufacturing personnel and other critically needed staff and to make required payments to vendors, (c) existing and newly issued FDA guidelines governing ANU’s manufacturing operations that are projected to require significant additional capital resources to be deployed to satisfactorily meet regulatory requirements within specified deadlines, (d) continuing difficulties to demonstrate to the Registrant’s current and potential distributors and customers of the Registrant’s and ANU’s financial stability and ability to remain a going concern and in compliance with FDA guidelines, important considerations of distributors and customers in selecting suppliers for the products which were being manufactured and supplied by ANU, and (e) the ability to make the upcoming principal and interest payments due on the Registrant’s convertible promissory notes which become due and payable in full on March 29, 2018 or sooner, in the event of default. The convertible promissory notes are secured by all of the Registrant’s assets and any event of default in the future may have a material adverse impact on ANU’s, GSF’s and the Registrant’s operations.

In connection with Transaction, the Registrant obtained unanimous recommendation and approval from its Board of Directors and received executed “Written Consent in Lieu of a Special Meeting of Shareholders” approving the Transaction from holders of approximately 80% of the total voting stock of the Registrant, comprised of 100% of the holders of the Registrant’s issued and outstanding Series A Preferred Stock.

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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure set forth under Item 1.01 of this Report pertaining to the Purchase Agreement is incorporated by reference herein.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As disclosed under Item 1.01 of this Form 8-K, on February 5, 2018, the Registrant issued to each Dr. Werber and Ms. Suddarth 7,500,000 unregistered shares of common stock of the Registrant in connection with their resignation and in consideration for entering into a Separation and General Release Agreement with the Registrant effective upon the closing of the Transaction which provided for their immediate resignation from positions with the Registrant and any of the Registrant’s subsidiaries, and settlement of all obligations of each party to the other pursuant to the respective employment agreements, including the release of all rights the Registrant may have held in any intellectual property of Dr. Werber and Ms. Suddarth and any non-compete restrictions. The Registrant issued the shares in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, due to the fact that they were isolated issuance not involving a public offering of securities.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As disclosed under Item 1.01 and Item 3.02 of this Form 8-K, on February 5, 2018, in connection with the Transaction, Dr. Werber and Mr. Suddarth each provided their immediate resignations of all their respective executive and Board of Director positions held with the Registrant and/or any of the Registrant’s subsidiaries.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.:	Document Description:
10.1	Asset Purchase Agreement, dated February 5, 2018, by and among Vera Acquisition, LLC, Anu Life Sciences, Inc., Biotech Products Services and Research, Inc. and Controlling Stockholders, and General Surgical Florida, Inc.

10.2	Distribution Agreement, dated February 5, 2018, by and between Vera Acquisition, LLC, and Biotech Products Services and Research, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Dated: February 9, 2018	By:	/s/ Albert Mitrani
Albert Mitrani
President and Chief Executive Officer
(Principal Executive Officer)

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